FORM OF
ALLONGE TO
PROMISORY NOTE DATED _______ __, 2007

This Allonge is hereby attached to and made a part of the Promissory Note dated _________ __, 2007 (the “Note”), executed by WaferGen, Inc. (“Payor”), in the original maximum principal amount of $_________, in favor of Alnoor Shivji (“Holder”). The Note is hereby amended as follows

1.	The first paragraph of the Note is amended by deleting “March 30, 2007” in the first line and replacing it with “April 30, 2007”.

IN WITNESS WHEREOF, Payor and Holder have caused this Allonge to be duly executed and delivered as of March 30, 2007.

PAYOR: WAFERGEN, INC. By: ______________________________ Name: Title:	HOLDER: __________________________________ Name: Alnoor Shivji